UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2014

CANNLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-155318	20-5337455
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 3888 E. Mexico Ave., Suite 202

Denver, CO 80210

(Address of principal executive offices) (Zip Code)

(303) 309-0105

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously reported in a Current Report on Form 8-K dated June 13, 2014 filed by CannLabs, Inc. (the “Company”), the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Carbon Bond Holdings, Inc., a privately held Colorado corporation (“Carbon Bond”), and CLB Acquisition Corp., the Company’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Carbon Bond, and Carbon Bond, as the surviving corporation, became a wholly-owned subsidiary of the Company. Following the Merger, the Company’s primary line of business will be that of Carbon Bond. CannLabs, through Carbon Bond, licenses advanced scientific methods combined with proprietary cloud-based technology to cannabis testing facilities, which include the first state-licensed laboratory in Denver, Colorado.

On June 13, 2014, the Company posted an investor presentation regarding CannLabs on the Company’s website www.cannlabs.com. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company does not undertake to update this presentation.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying exhibit incorporated by reference herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Investor Presentation of CannLabs, Inc. dated June 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannLabs, Inc.

Date: June 13, 2014	By:	/s/ Steve Kilts
Steve Kilts
President and Chief Operating Officer